Exhibit (a)(1)(H)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock
of
3PAR INC.
at
$24.30 Net Per Share
Pursuant to the Offer to Purchase
dated August 23, 2010
and
Amendment and Supplement to the Offer to Purchase
dated August 26, 2010
by
DELL TRINITY HOLDINGS CORP.
an indirect, wholly-owned subsidiary of
DELL INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 20, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of Common Stock, par value $0.001 per share (the “Shares”), of 3PAR Inc., a Delaware corporation (“3PAR”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach BNY Mellon Shareholder Services (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated August 23, 2010 (the “Offer to Purchase”), as amended and supplemented by Section 2 of the Amendment and Supplement to the Offer to Purchase, dated August 26, 2010 (the “Supplement”).

The Depositary for the Offer is:

BNY MELLON SHAREOWNER SERVICES

If delivering by mail:	By Overnight Courier:	If delivering by hand or courier:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Corporate Action Division	Corporate Action Division	Corporate Action Division
P.O. Box 3301	27th Floor	27th Floor
South Hackensack, NJ 07606	480 Washington Blvd.	480 Washington Blvd.
	Jersey City, NJ 07310	Jersey City, NJ 07310

By Facsimile Transmission:

(For Eligible Institutions Only)
(201) 680-4626

To Confirm Facsimile Transmissions:

(201) 680-4860
(For Confirmation Only)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Dell Trinity Holdings Corp., a Delaware corporation (the “Purchaser”) and an indirect, wholly-owned subsidiary of Dell Inc., a Delaware corporation (“Dell”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 23, 2010 (the “Offer to Purchase”), the Amendment and Supplement to the Offer to Purchase dated August 26, 2010 (the “Supplement”) and the related (blue) Letter of Transmittal that accompanied the Offer to Purchase and related (green) Letter of Transmittal that accompanied the Supplement (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $0.001 per share (the “Shares”), of 3PAR Inc., a Delaware corporation (“3PAR”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase and as amended and supplemented by Section 2 of the Supplement.

Number of Shares:

Certificate No (s) (if available):

☐	Check this box if Shares will be delivered by book-entry transfer.

DTC Account No.:

(Signature(s) of Holder(s))

Dated:  , 2010

(Name(s) of Record Holder(s) (Please type or print)

(Address(s))

(Zip Code)

(Daytime Area Code and Telephone No.)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please Type or Print)

Title:

Dated:  , 2010

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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